UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2017

Goldman Sachs Middle Market Lending Corp.

(Exact name of registrant as specified in charter)

Delaware	000-55746	81-2506508
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Street, New York, New York	10282
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 902-0300

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b–2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01 – Regulation FD Disclosure.

On September 25, 2017, Goldman Sachs Middle Market Lending Corp. (the “Company”) disclosed the below information pertaining to its investment activity:

Investment Activity

From July 1, 2017 through September 14, 2017, the Company made new investment commitments of $154.2 million across seven new portfolio companies. Set forth below is a brief description of each portfolio company in which the Company made an investment commitment in that period:

Country Fresh Holdings, LLC

Country Fresh Holdings, LLC (“Country Fresh”) processes, distributes and merchandises fruits, vegetable and snacking products sold primarily to consumers through the grocery channel. In July 2017, the Company provided an $11.8 million second lien senior secured loan to Country Fresh. The loan bears interest at a rate of LIBOR plus 8.75% per year (subject to a 1.00% LIBOR floor) and matures in 2023.

Intelligent Document Solutions, Inc.

Intelligent Document Solutions, Inc. (“Doxim”) is a subscription-as-a-service (SaaS) based enterprise content management and document processing and archival provider primarily to the credit union market. In August 2017, the Company provided a $15.2 million first lien, last-out unitranche senior secured loan to Doxim. The loan bears interest at a rate of LIBOR plus 8.25% per year (subject to a 1.00% LIBOR floor) and matures in 2022.

FWR Holding Corporation

FWR Holdings Corporation (“First Watch”) is an operator of restaurants focusing on a range of healthy and traditional offerings. In August 2017, the Company provided a $1.5 million revolver, an $11.7 million first lien senior secured loan and a $3.8 million delayed draw term loan to First Watch. The loan bears interest at a rate of LIBOR plus 6.00% per year (subject to a 1.00% LIBOR floor). The revolver, first lien senior secured term loan and delayed draw term loan mature in 2023. The delayed draw term loan is subject to a commitment termination in 2019.

Oasis Outsourcing Holdings, Inc.

Oasis Outsourcing Holdings, Inc. (“Oasis”) provides comprehensive and cost-effective human resources outsourcing services to small and medium sized businesses including payroll administration, employee benefits, human resources and risk management. In July 2017, the Company provided a $28.7 million second lien senior secured loan to Oasis. The loan bears interest at a rate of LIBOR plus 7.25% per year (subject to a 1.00% LIBOR floor) and matures in 2024.

SF Home Décor, LLC

SF Home Décor, LLC (“Sure Fit”) is a marketer and distributor of branded home decor products. In July 2017, the Company provided a $27.0 million first lien senior secured loan to Sure Fit. The loan bears interest at a rate of LIBOR plus 9.50% per year (subject to a 1.00% LIBOR floor) and matures in 2022.

Xactly Corporation

Xactly Corporation (“Xactly”) is a cloud-based provider of incentive compensation management software solutions that allows businesses to design and calculate incentive compensation plans for their employees. In July 2017, the Company provided a $2.2 million revolver and a $25.4 million first lien senior secured loan to Xactly. These loans bear interest at a rate of LIBOR plus 7.25% per year (subject to a 1.00% LIBOR floor). The revolver and first lien senior secured term loan mature in 2022.

Zep, Inc.

Zep, Inc. (“Zep”) is a manufacturer and distributor of branded cleaning chemicals, maintenance solutions and other chemical formulations used across a variety of end-markets, including industrial, transportation, automotive, retail and food & beverage. In August 2017, the Company provided a $30.5 million second lien senior secured loan to Zep.

The loan bears interest at a rate of LIBOR plus 8.25% per year (subject to a 1.00% LIBOR floor) and matures in 2025.

* * *

The information disclosed under this Item 7.01 is being “furnished” and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Goldman Sachs Middle Market Lending Corp.

Date: September 25, 2017	By:	/s/ Jonathan Lamm
Name: Jonathan Lamm Title: Chief Financial Officer and Treasurer